Exhibit 10.4
THIRD AMENDMENT TO THE
DISNEY SAVINGS AND INVESTMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

WHEREAS, The Walt Disney Company (the “Company”) maintains the Disney Savings and Investment Plan, as amended and restated effective January 1, 2010 (the “Plan”); and

WHEREAS, Article 12 of the Plan authorizes the Committee under the Plan to make certain Plan amendments; and

WHEREAS, the Committee desires to amend the Plan (1) to change the payment options available under the Plan, (2) to permit age 59-1/2 withdrawals for both active and inactive participants, (3) to exclude unused vacation and sick pay from the definition of “Compensation,” (4) to permit loan repayments after termination, (5) to reflect recent changes to federal treatment of same-sex marriages, and (6) to provide for immediate eligibility and a non-elective contribution (rather than a matching contribution) for ESPN Regular Remote Employees;

NOW, THEREFORE, this Third Amendment to the Plan is hereby adopted, effective as set forth below:

1.	Effective September 1, 2014, Section 1.05 (“Aggregate Account” or “Account”) of the Plan, is amended in its entirety read:
1.05 “Aggregate Account” or “Account” means the records, including subaccounts, maintained by the Committee in the manner provided hereunder to determine the interest of each Participant in the assets of the Plan and may refer to any or all of the accounts that a Participant may have under this Plan, namely a Tax-Deferred Account, a Matching Account, an Automatic Contribution Account, a Rollover Account, a Special Account, an After-Tax Account or a Roth Account.

2.	Effective September 1, 2014, a new Section 1.08 (“Automatic Contribution”) is added and remaining sections of Article 1 and cross-references thereto shall be renumbered accordingly:

1.08 “Automatic Contribution” means the Employer Automatic Contribution made to the Plan on behalf of a Participant pursuant to Section 3.09.

3.	Effective September 1, 2014, a new Section 1.09 (“Automatic Contribution Account”) is added and remaining sections of Article 1 and cross-references thereto shall be renumbered accordingly:

1.09 “Automatic Contribution Account” means the account maintained for a Participant to record Automatic Contributions made on his behalf pursuant to Section 3.09 and adjustments relating thereto.

4.
Effective January 1, 2015, Section 1.10(a) (“Beneficiary”) of the Plan (as renumbered), as amended in the First Amendment to the Disney Savings and Investment Plan, shall be amended in its entirety as follows:

(a) the Participant’s ~~same-sex~~ domestic partner (determined in accordance with procedures prescribed by the Committee), or if none;

5.
Effective January 1, 2015, Section 1.20(f) (“Compensation”) of the Plan (as renumbered), shall be amended to remove the “and” from the end of Section 1.20(e), replace “.” at the end of Section 1.20(f) with “; and”, and add a new Section 1.20(g) as follows:

(g) Any Compensation in lieu of unused vacation and/or sick pay.

6.	Effective June 26, 2013, Section 1.52 (“Spouse”) of the Plan, shall be amended in its entirety to read:

1.52 “Spouse” means ~~a “Spouse” as defined by the Defense of Marriage Act (Pub. Law No. 104-199)~~ any person married to a Participant if (and only if) the marriage to that individual was legal and valid when it was entered into, under the laws of the jurisdiction where it was entered into. The term “Spouse” shall also include a former

Spouse of a Participant to the extent required by a Qualified Domestic Relations Order. A spouse does not include a domestic partner or a partner through civil union or other similar formal relationship that is not treated as marriage under applicable law.

7.
Effective September 1, 2014, Section 1.24 (“Eligible Employee”) of the Plan, shall be revised to add the following phrase at the end of the sentence: “and the requirement that the Covered Employee has reached the ninetieth (90th) day following his Employment Commencement Date shall not apply to ESPN Regular Remote Employees.”

8.	Effective September 1, 2014, Section 2.05(a)(ii) (“Transferred Participants”) of the Plan, shall be amended in its entirety as follows:

(ii) he shall not receive allocations of Matching Contributions, Automatic Contributions, or Special Contributions;

9.	Effective September 1, 2014, Section 3.02(a) (“Matching Contributions”) of the Plan shall be amended in its entirety to read:

(a) Each Employer will contribute, with respect to Participants (other than ESPN Regular Remote Employees) employed by it who have met the eligibility requirements set forth in Section 3.02(b), a Matching Contribution equal to 50% of so much of the aggregate Tax-Deferred Contributions and Roth Contributions made on behalf of the Participant for the Plan Year as do not exceed 4% (6% to the extent the Participant is a Covered Employee as described in Section 1.19(a)(ii) or (iii)) of the Participant’s Compensation for the Plan Year, determined without regard to the Maximum Compensation Limitation, disregarding, for the Plan Year in which the Participant first satisfies the eligibility requirements, contributions made and Compensation earned before the Participant satisfies the eligibility requirements or enrolls in the Plan, if later; provided, however, that Matching Contributions made on behalf of a Participant for any Plan Year shall not exceed 2% (3% to the extent the Participant is a Covered Employee described in Section 1.19(a)(ii) or (iii)) of the Participant’s Compensation for the Plan Year, limited by the Maximum Compensation Limitation.

10.	Effective September 1, 2014, Section 3.04(a) (“Deductibility Limitations and Form of Contribution”) of the Plan, shall be amended in its entirety as follows:

(a) In no event shall the aggregate Tax-Deferred, Roth, Matching, Automatic, and Special Contributions of the Employers exceed the amount deductible by the Employers for such Plan Year for income tax purposes as a contribution to the Trust under the applicable provisions of the Code. All Participant Tax-Deferred or Roth Contribution elections, Matching Contributions, Automatic Contributions, and Special Contributions are specifically conditioned on such deductibility.

11.	Effective September 1, 2014, a new Section 3.09 is added as follows:

3.09 Automatic Contribution for ESPN Regular Remote Employees
(a) For each Plan Year, the applicable Employer shall contribute, on behalf of each Participant who is an ESPN Regular Remote Employee, an amount equal to 4% of the Participant’s Compensation.
(b) All Automatic Contributions shall be paid to the Trustee no later than the time prescribed by law for filing the federal income tax returns of the Employers, including any extensions granted for the filing of such tax returns.
(c) All Automatic Contributions are subject to the limitations of Article 14 and the further limitations of this Article.

12.	Effective September 1, 2014, the first sentence of Section 4.01 (“Individual Accounts”) of the Plan, shall be amended in its entirety to read:

4.01 Individual Accounts

The Committee shall create and maintain adequate records to disclose the interest in the Trust Fund of each Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have any or all of the following separate accounts: a Tax-Deferred Account, a Roth Account, a Matching Account, a Special Account, an Automatic Contribution Account, and a Rollover Account.

13.	Effective September 1, 2014, Section 4.02 (“Account Allocations”) of the Plan, shall be amended to add new Section 4.02(g) (“Automatic Contributions”) as follows:

(g) Automatic Contributions: As of each Valuation Date, the Automatic Contributions received by the Trust Fund since the immediately preceding Valuation Date shall be allocated to the Automatic Contribution Accounts of the Participants on whose behalf such Automatic Contributions were made.

14.	Effective September 1, 2014, the title of Section 5.01 of the Plan, shall be amended to add “of Aggregate Account” to the end.

15.	Effective September 1, 2014, a new Section 5.02 (“Automatic Contribution Account”) shall be added as follows:

5.02 Automatic Contribution Account

Except as provided in Section 11.07 and Article 14, the interest of each Participant in his Automatic Contribution Account shall be 100% vested and nonforfeitable at all times.

16.	Effective September 1, 2014, the first sentence of Section 6.01(c) (“Investment Options”) of the Plan, shall be amended in its entirety to read:

(c) Except to the extent that a Participant’s loan is considered a separate investment pursuant to Section 7.01, each Participant shall designate the Investment Fund(s) (to the extent such Investment Fund(s) are available for new contributions) under which his Tax-Deferred, Roth, Rollover, Matching, Automatic, and Special Contributions and loan repayments under Article 7 are to be invested.

17.	Effective September 1, 2014, the first sentence of Section 6.01(d) (“Investment Options”) of the Plan, shall be amended in its entirety to read:

(d) A Participant may (i) change his election of Investment Funds with respect to his future contributions, or (ii) redesignate the proportions and/or the Investment Funds in which amounts already allocated to his Tax-Deferred, Roth, Rollover, Matching, Automatic Contribution, and Special Accounts shall be invested (to the extent such Investment Fund(s) are available to accept contributions or transferred amounts).

18.	Effective September 1, 2014, the introductory sentence of Section 7.01 (“Loans to Active Participants”) of the Plan, shall be amended in its entirety to read:

7.01 Loans to Active Participants

The Committee shall direct the Trustee to loan a Participant or Alternate Payee who is actively employed by an Employer an amount from his Tax-Deferred, Roth, Matching, Special, Automatic Contribution, and Rollover Accounts in accordance with the rules of this Section and the Plan’s loan rules, which shall be considered to be a part of the Plan.

19.	Effective September 1, 2014, Section 7.01(b) (“Loans to Active Participants”) of the Plan, shall be amended in its entirety to read:

(b) A Participant’s or Alternate Payee’s loan shall not be less than $1,000 and shall not exceed the lesser of (i) $50,000, reduced to the extent of the Participant’s or Alternate

Payee’s highest outstanding loan balance during the immediately prior 12-month period (ending the day before the new loan is granted) under the Plan and any other qualified plan maintained by the Employer or an Affiliated Employer or (ii) 50% of the total dollar value of the Participant’s or Alternate Payee’s Tax-Deferred, Roth, After-Tax, Matching, Special, Automatic Contribution, and Rollover Accounts as of the date the loan is made.

20.	Effective September 1, 2014, Section 7.01(g) (“Loans to Active Participants”) of the Plan, shall be amended in its entirety to read:

(g) Each loan shall be treated as a separate investment of the fund credited to a Participant’s or Alternate Payee’s Tax-Deferred, Roth, After-Tax, Matching, Special, Automatic Contribution, or Rollover Account.

21.	Effective April 1, 2014, Section 7.02(a) (“Repayment of Loans”) of the Plan, shall be amended in its entirety to read:

(a) The period of repayment for any loan shall be arrived at by agreement between the Committee and the borrower~~, but all loans shall become due and payable on termination of employment~~. The repayment period shall be in full year increments and shall not exceed five (5) years, except that a 30-year repayment period may apply to any loan used for the purpose of purchasing a home that is the Participant’s or Alternate Payee’s principal residence.

22.
Effective April 1, 2014, Section 7.02(c) (“Repayment of Loans”) of the Plan, shall be removed in its entirety and the remainder of Section 7.02 and any cross-references thereto shall be renumbered accordingly:

(c) ~~On the Participant’s or Alternate Payee’s termination of employment, the full amount of the loan becomes due and payable, regardless of whether a distribution is made pursuant to Section 8.02 at that time.~~

23.	Effective April 1, 2014, Section 7.02(c) (“Repayment of Loans”) of the Plan (as renumbered), shall be amended in its entirety to read:

(c) Repayment of loans shall be by regular payroll deduction, and all loans shall be contingent on borrower’s payroll deduction authorization, provided that if a Participant is subsequently granted an unpaid leave of absence or is transferred to an Affiliated Employer or a position or location with the Employer that is not covered by the plan (or ceases to have sufficient compensation from which the loan payment can be made, including following a termination of employment), the Participant must continue to make timely level installment payments of principal and interest, by certified check, bank check, or money order or by such other method as may be prescribed by the Committee. Loan payments shall be transmitted to the Trustee in accordance with the Committee’s usual administrative practice, provided that, if a Participant’s loan is funded in part by an amount attributable to his Roth Account, a proportionate share of each of the Participant’s loan payments shall be allocated to the Participant’s Roth Account.

24.	Effective September 1, 2014, Section 7.02(d) (“Repayment of Loans”) of the Plan (as renumbered), shall be amended in its entirety to read:

(d) Loan defaults shall be treated as taxable distributions pursuant to Code requirements, but may not be applied to the borrower’s collateral in his Tax-Deferred, Roth, Matching, Automatic Contribution, or Special Account until such time as a distribution from such accounts could otherwise be made under the Plan.

25.	Effective January 1, 2015, Section 8.03(b) (“Distributions on Account of Termination of Employment”) of the Plan, shall be amended in its entirety to read:

(b) Except as set forth in Section 8.03(c) below, distributions will be in the form of a lump sum cash payment, except that the Participant may request that any portion of the Participant’s Aggregate Account that is invested in a Company Stock fund described in

Section 6.01(a)(i)(A) will be distributed in shares of Company Stock, plus cash for any fractional shares.

26.	Effective January 1, 2015, the second paragraph of Section 8.03(c) (“Distributions on Account of Termination of Employment”) of the Plan, shall be amended in its entirety to read:

The Participant may elect a~~n immediate lump sum~~ distribution at any time after his termination of employment; however, the Participant may elect to delay his distribution until the earliest date that distribution of his Aggregate Account must commence pursuant to Section 8.08. All elections under this section 8.03(c) shall be made in the manner approved by the Committee. The Participant shall receive distribution of the value of his Aggregate Account in a single lump sum payment, unless he elects to receive distribution of his Aggregate Account in the form of installments. The Participant may elect monthly, quarterly, semi-annual, or annual installments and an installment period of at least one year but not more than 20 years (or the maximum period over which payments are permitted under Section 8.08, if less). If a Participant elects to receive distribution in installments, the amount of each payment shall be determined by dividing the value of the Participant’s Aggregate Account on the Valuation Date as of which such payment is determined by the number of remaining installments, including the installment for which such amount is being determined. Notwithstanding the foregoing, the aggregate payments during any calendar year shall equal no less than the minimum amount (if any) required to be distributed during such calendar year in accordance with Section 8.08.

27.
Effective January 1, 2015, the first sentence of Section 8.03(d)(i) (“Distributions on Account of Termination of Employment”) of the Plan, as amended in the First Amendment to the Disney Savings and Investment Plan, shall be amended in its entirety to read:

(i) Except as provided in Section 8.03(d)(ii), if a Participant dies prior to receiving the lump sum distribution of his Aggregate Account or prior to the completion of installment payments under this Section, the distribution shall be paid to the Participant’s Beneficiary as soon as administratively practicable following the Participant’s death, and no later than the latest date payment is permitted under Section 8.08.

28.	Effective September 1, 2014, Section 8.02(e) (“Distributions on Account of Termination of Employment”) of the Plan, shall be amended in its entirety to read:

(e) It is possible for a Participant or Beneficiary to receive a distribution under this Section before all Matching, Automatic, and Special Contributions on behalf of the Participant are made to the Trust Fund. In such case, such additional amounts shall be paid to the Participant or Beneficiary as soon as practicable after the Trust Fund’s receipt thereof.

29.	Effective January 1, 2015, Section 8.07 (“Age 59-1/2 Withdrawals”) of the Plan, shall be amended in its entirety to read:

A Participant who has attained age 59-1/2 ~~and who has not terminated employment~~ may request a distribution from his Aggregate Account, provided that a distribution shall not be made for an amount less than $250. Such distributions will be made as soon as practicable following the Committee’s receipt of the Participant’s request for withdrawal (on forms approved by the Committee) and will be made in the form of a single lump sum payment, unless the Participant elects to receive distribution of his Aggregate Account in the form of installments. The Participant may elect monthly, quarterly, semi-annual, or annual installments and an installment period of at least one year but not more than 20 years (or the maximum period over which payments are permitted under Section 8.08, if less). If a Participant elects to receive distributions in installments, the amount of each payment shall be determined by dividing the value of the Participant’s Aggregate Account on the Valuation Date as of which such payment is determined by the number of remaining installments, including the installment for which such amount is being determined. Notwithstanding the foregoing, the aggregate payments during any calendar year shall equal no less than the minimum amount (if any) required to be distributed during such calendar year in accordance with Section 8.08.

30.	Effective September 1, 2014, Section 11.07 (“Failure to Locate Recipient”) of the Plan, shall be amended in its entirety to read:

11.07 Failure to Locate Recipient

In the event that the Committee is unable to locate a Participant or Beneficiary who is entitled to payment under the Plan within five (5) years from the date such payment was to have been made, the amount to which such Participant or Beneficiary was entitled shall be declared a forfeiture and shall be used to reduce future Matching or Automatic Contributions to the Plan. If the Participant or Beneficiary later is located, the benefit that was previously forfeited hereunder shall be restored by means of additional Employer contributions to the Plan.

31.	Effective September 1, 2014, Section 13.03(a) (“Minimum Allocation”) of the Plan, shall be amended in its entirety to read:

(a) For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Employer contributions of not less than the lesser of 3% of his Includable Compensation for such Plan Year or the percentage of Includable Compensation that equals the largest percentage of participating Employer contributions (including Tax-Deferred Contributions) and forfeitures allocated to a Key Employee. The Minimum Allocation is determined without regard to any Social Security contribution. Tax-Deferred or Roth Contributions made on behalf of Participants who are not Key Employees will not be treated as Employer contributions for the purposes of the Minimum Allocation. Matching and Automatic Contributions shall be taken into account for the purposes of satisfying the Minimum Allocation under the Plan or under such other plan that satisfies the minimum contribution requirement of Code Section 416(c)(2) with respect to such Participant. Matching Contributions that are used to satisfy the Minimum Allocation shall continue to be treated as Matching Contributions for purposes of the contribution percentage test under Section 14.03 and other requirements of Code Section 401(m). The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee’s Includable Compensation is less than a stated amount, or (iii) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year.

32.	Effective September 1, 2014, Section 14.05(d) (“Maximum Annual Additions”) of the Plan, shall be amended to add a new Section 14.05(d)(v) as follows:

(v) Fifth, the Participant’s matched Automatic Contributions under the plan or similar contributions under the other plan shall be reduced to the extend necessary.

IN WITNESS WHEREOF, the undersigned has caused this Third Amendment to be executed this 18th day of December, 2014.

By:	/s/ JEFFERY E. SHAPIRO
Jeffrey E. Shapiro Vice President, Enterprise Benefits Authorized Representative and Committee Member